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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2000 relating to the December 31, 1999 consolidated financial statements of NN, Inc. (formerly known as NN Ball & Roller, Inc.), which appears in NN, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Charlotte, North Carolina
June 6, 2002